As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TARENA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6/F, No. 1 Andingmenwai Street, Litchi Tower,

Chaoyang District, Beijing 100011,

People’s Republic of China

Tel: +86-10-62135687

(Address of Principal Executive Offices and Zip Code)

2014 Share Incentive Plan
(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Ping Wei Chief Financial Officer Tarena International, Inc. 6/F, No. 1 Andingmenwai Street, Litchi Tower, Chaoyang District, Beijing 100011, People’s Republic of China Tel: +86-10-62135687	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Tower 2, Jing An Kerry Center 1539 Nanjing West Road, Shanghai People’s Republic of China +86 (21)-6193-8200

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is being filed pursuant to the General Instruction E to Form S-8 for the purpose of registering an aggregate of 2,500,000 additional Class A ordinary shares, par value US$0.001 per share (the “Class A Ordinary Shares”) of Tarena International, Inc. (the “Registrant”), which are reserved for issuance under the Registrant’s 2014 Share Incentive Plan (the “2014 Plan”). These 2,500,000 additional Class A Ordinary Shares are of the same class as other securities for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2014 (File No. 333-197226) (the “Existing S-8 Registration Statement”), but were not registered under the Existing S-8 Registration Statement. Pursuant to the General Instruction E to Form S-8, the contents of the Existing S-8 Registration Statement are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the Commission on April 26, 2022; and

(b)	The description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-194191), as amended, initially filed with the Commission on February 27, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, adopted on March 3, 2014 (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-194191))

4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-194191))

4.3	Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-197226))

5.1*	Opinion of Conyers Dill & Pearman, regarding the legality of the Class A ordinary shares being registered

10.1	2014 Share Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-194191))

23.1*	Consent of Marcum Asia CPAs LLP

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 15, 2023.

Tarena International, Inc.

By:	/s/ Ying Sun
	Name:	Ying Sun
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Ms. Ying Sun and Ms. Ping Wei, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaoyun Han	Chairman of the Board of Directors	March 15, 2023
Shaoyun Han

/s/ Jianguang Li	Director	March 15, 2023
Jianguang Li

/s/ Mingjie Sun	Director	March 15, 2023
Mingjie Sun

/s/ Shengwen Rong	Director	March 15, 2023
Shengwen Rong

/s/ Binshen Meng	Director	March 15, 2023
Binshen Meng

/s/ Ping Wei	Chief Financial Officer	March 15, 2023
Ping Wei	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Tarena International, Inc. has signed this registration statement or amendment thereto in Newark, Delaware on March 15, 2023.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director